Press Release	Contacts:
Quentin McMillan (Investors): quentin.mcmillan@aig.com
Claire Talcott (Media): claire.talcott@aig.com

AIG Commences Cash Tender Offer for Debt Securities

NEW YORK – Nov. 6, 2023 – American International Group, Inc. (NYSE: AIG) today commenced a cash tender offer for 13 series of its outstanding debt securities. The complete terms of the tender offer are set forth in the offer to purchase, dated today. Securities that are accepted in the tender offer will be purchased, retired, and cancelled by AIG. Consummation of the tender offer is subject to a number of conditions, including the absence of any adverse legal and market developments (as described in the offer to purchase). Subject to applicable law, AIG may waive certain of these conditions or extend, terminate or otherwise amend the tender offer.

AIG is offering to purchase the notes and debentures listed in Table I below for an aggregate purchase consideration (U.S. dollar equivalent) of up to $1.0 billion (excluding accrued interest, the “Tender Cap”). We reserve the right, but are not obligated, to increase the Tender Cap in our sole and absolute discretion without extending the withdrawal date or otherwise reinstating withdrawal rights, except as required by applicable law. The early participation date for the tender offer is 5:00 p.m., New York City time, on November 20, 2023 (the “Early Participation Date”), and the expiration date for the tender offer is 5:00 p.m., New York City time, on December 6, 2023 (in each case, subject to extension). As indicated in Table I, the price to be paid for each series of notes and debentures will be based on fixed spreads to certain reference benchmarks, as further described below. The prices to be paid for the notes and debentures denominated in U.S. dollars will be calculated on the basis of the yield to the applicable call or maturity date of the applicable reference security listed in Table I, at 10:00 a.m., New York City time, on the business day following the Early Participation Date, plus the fixed spread applicable to such notes or debentures as set forth in Table I. The price to be paid for the notes denominated in euros will be calculated on the basis of the rate of an interpolated mid-swap rate, at 3:00 p.m., London time, on the business day following the Early Participation Date, plus the fixed spread applicable to such notes, as described more fully in the offer to purchase. Holders whose notes and debentures are accepted in the tender offer will also receive a cash payment representing accrued interest from the most recent interest payment date to, but excluding, the date AIG purchases the notes and debentures. The payment date for the offer will be either (i) if we exercise our right of early settlement, promptly following the Early Participation Date for notes or debentures tendered at or prior to such date, or (ii) for all other notes or debentures (or if we do not exercise our right of early settlement), promptly following the expiration of the offer, with such payment expected to be on or around December 8, 2023.

The following is a brief summary of certain key elements of the tender offer:

•Holders who validly tender and who do not validly withdraw their notes or debentures at or prior to the Early Participation Date, and whose securities are accepted for purchase, will receive the Total Consideration (as defined in the offer to purchase), together with accrued interest.
•Holders who validly tender their notes or debentures after 5:00 p.m., New York City time on the Early Participation Date but at or prior to the expiration date, and whose securities are accepted for purchase, will only be eligible to receive the Tender Offer Consideration, which is equal to the Total Consideration less the Early Participation Amount (as defined in the offer to purchase), together with accrued interest.
•Tenders of notes or debentures may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on November 20, 2023 (subject to extension), but not thereafter.
•AIG reserves the right, but is under no obligation, to increase the Tender Cap. In the event of any such increase, AIG will not be obligated (except as required by applicable law) to extend the Early Participation Date, the withdrawal date or the expiration date.
•If the tender offer is oversubscribed, AIG will accept for payment all securities validly tendered in accordance with the acceptance priority levels set forth in Table I. However, all notes or debentures tendered prior to or at the Early Participation Date will have priority over notes or debentures tendered after the Early Participation Date, regardless of the acceptance priority levels. If there are sufficient remaining funds to purchase some, but not all, of the remaining tendered notes or debentures at any acceptance priority level, AIG will accept for payment such tendered notes or debentures on a prorated basis.

This press release is qualified in its entirety by the offer to purchase.

AIG has retained BofA Securities, Inc., Citigroup Global Markets Inc. and U.S. Bancorp Investments Inc. as the Joint Lead Dealer Managers and BNP Paribas Securities Corp., SG Americas Securities, LLC and SMBC Nikko Securities America, Inc. as Co-Dealer Managers. Ipreo LLC is the Information Agent and Tender Agent. For additional information regarding the terms of the tender offer, please contact: BofA Securities, Inc. at (888) 292-0070 (toll-free), (980) 387-3907 (collect for U.S. dollar securities) or +44 (207) 996 5420 (collect for euro securities); Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect); or U.S. Bancorp Investments, Inc. at (800) 479-3441 (toll-free) or (917) 558-2756 (collect). Requests for documents and questions regarding the tendering of securities may be directed to Ipreo LLC by telephone at (212) 849-3880 (for banks and brokers only) and (888) 593-9546 (for all others toll-free), by email at ipreo-tenderoffer@ihsmarkit.com or to the Joint Lead Dealer Managers at their respective telephone numbers.

This news release does not constitute an offer or an invitation by AIG to participate in the tender offer in any jurisdiction in which it is unlawful to make such an offer or solicitation in such jurisdiction.

Certain statements in this press release, including those describing the completion of the tender offer, constitute forward-looking statements. These statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that could cause actual results to differ, possibly materially, from those in the forward-looking statements are discussed throughout AIG’s periodic filings with the SEC pursuant to the Securities Exchange Act of 1934.

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About AIG

American International Group, Inc. (AIG) is a leading global insurance organization. AIG member companies provide insurance solutions that help businesses and individuals in approximately 70 countries and jurisdictions protect their assets and manage risks. For additional information, visit www.aig.com. This website with additional information about AIG has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release. AIG common stock is listed on the New York Stock Exchange.

AIG is the marketing name for the worldwide operations of American International Group, Inc. All products and services are written or provided by subsidiaries or affiliates of American International Group, Inc. Products or services may not be available in all countries and jurisdictions, and coverage is subject to underwriting requirements and actual policy language. Non-insurance products and services may be provided by independent third parties. Certain property casualty coverages may be provided by a surplus lines insurer. Surplus lines insurers do not generally participate in state guaranty funds, and insureds are therefore not protected by such funds.

TABLE I

Title of Security	Security Identifier(s)	Applicable Call / Maturity Date(1)	Principal Amount Outstanding (millions)	Acceptance Priority Level	Early Participation Amount(2)	Reference Security/ Interpolated Rate	Bloomberg Reference Page/Screen	Fixed Spread (basis points)

2.500% Notes Due 2025	CUSIP: 026874DQ7 ISIN: US026874DQ70	June 30, 2025	$1,000.0	1	$30	4.625% UST due 06/30/2025	PX4	+35
3.900% Notes Due 2026	CUSIP: 026874DH7 ISIN: US026874DH71	April 1, 2026	$750.0	2	$30	4.625% UST due 10/15/2026	PX1	+60
1.875% Notes Due 2027	CUSIP: AN6673288 ISIN: XS1627602201	June 21, 2027	€1,000.0	3	€30	Interpolated Rate	IRSB EU (Pricing Source: BGN)	+50
4.200% Notes Due 2028	CUSIP: 026874DK0 ISIN: US026874DK01	April 1, 2028	$341.0	4	$30	4.875% UST due 10/31/2028	PX1	+90
8.175% Series A-6 Junior Subordinated Debentures Due 2058	CUSIP: 026874BS5 ISIN: US026874BS54	May 15, 2038	$166.4	5	$30	3.875% UST due 8/15/2033	PX1	+200
6.820% Notes Due 2037	CUSIP: 026874CW5 ISIN: US026874CW57	November 15, 2037	$143.4	6	$30	3.875% UST due 8/15/2033	PX1	+180
6.250% Series A-1 Junior Subordinated Debentures Due 2037	CUSIP: 026874BE6 ISIN: US026874BE68	March 15, 2037	$37.7	7	$30	3.875% UST due 8/15/2033	PX1	+200
4.375% Notes Due 2055	CUSIP: 026874DB0 ISIN: US026874DB02	January 15, 2055	$246.4	8	$30	3.625% UST due 5/15/2053	PX1	+155

6.250% Notes Due 2036	CUSIP: 026874AZ0 ISIN: US026874AZ07	May 1, 2036	$584.3	9	$30	3.875% UST due 8/15/2033	PX1	+145
4.800% Notes Due 2045	CUSIP: 026874DF1 ISIN: US026874DF16	July 10, 2045	$750.0	10	$30	4.375% UST due 8/15/2043	PX1	+110
4.375% Notes Due 2050	CUSIP: 026874DP9 ISIN: US026874DP97	June 30, 2050	$1,000.0	11	$30	3.625% UST due 5/15/2053	PX1	+115
4.750% Notes Due 2048	CUSIP: 026874DL8 ISIN: US026874DL83	April 1, 2048	$1,000.0	12	$30	3.625% UST due 5/15/2053	PX1	+125
4.500% Notes Due 2044	CUSIP: 026874DA2 ISIN: US026874DA29	July 16, 2044	$746.6	13	$30	4.375% UST due 8/15/2043	PX1	+120

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(1)    For each series of Securities in respect of which a par call date is indicated, the calculation of the applicable Total Consideration will be performed taking into account such par call date.
See Schedules A-1 and A-2 of the offer to purchase for an overview of the calculation of the Total Consideration (including the par call detail) with respect to the Securities.

(2)    The Total Consideration payable for each $1,000 or €1,000 principal amount of Securities validly tendered (and not subsequently validly withdrawn) on or prior to the Early Participation
Date and accepted for purchase by us, when calculated as set out herein with reference to the applicable Fixed Spread, already includes the Early Participation Amount. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.